Exhibit 10.1

Cooperation agreement

合作协议

Between

TURBINE TRUCK ENGINES, INC. (TTE)

46600 Deep Woods Road

Paisley, Florida 32767 USA

And

HYDROGEN UNION ENERGY CO.,LTD.(HUE)

1F.,No.21,Alley21,Sec.2,Nanjing E.Rd.Taipei City 104,R.O.C.

美国涡轮卡车引擎公司

与

氢联能源股份有限公司

The above parties are in agreement of the following:

双方同意以下事项：

1.	TTE and HUE will jointly develop the North American market of the hydrogen generator.

TTE 与 HUE 将合作开发北美洲氢能源市场

2.	HUE will provide hydrogen generators at cost to TTE for demonstration purposes.

HUE 将以成本价供应给 TTE 做展示用。

3.	Once TTE purchased the first H2 generator, and paid 90% of the purchase price, TTE will be given the first refusal right as agent for any future business relating to hydrogen generator with HUE’s technology in North America, provided the terms and conditions are the same.

TTE 付清第 1 台機器 90% 貨款後，在與他人相同條件下 TTE 将在北美市场对

HUE 的氢能有优先代理权

4.	TTE will pay for the cost of production of a 200 cubic meter H2 generator at 10,000,000 TWD, or about $350,000 USD based on the payment date exchange rate for up to two machines.

TTE 有权利以成本价每台新台币一千万元买两台以内的氢能机。

5.	The payment will be in 3 stages, 50%, or 5,000,000 TWD within 15 business days after signing this contract, 40% 30 days after the first payment date( 4,000,000 TWD), and 5% (500,000TWD) 24 hours after the initial installation and testing. 5% (500,000 TWD)1after the machine is in operation for 30 days.

付款分三阶段， 在此协议签订后 15 工作天内必须支付 50% （五百万新台币），

头期款支付後 30 天 40%（四百万新台币）， 在完成组装正式运转 24 小时時後付

5%(五十萬新台币)，正式運轉後 30 天付 5%（五十万新台币）

6.	HUE guarantees shipping FOB within 45 days after receiving the first payment.

HUE 保证在收到头期款後 45 天内以 FOB 方式出货。

7.	HUE will also guarantee to install, test and secure all safety measures for the H2 generator on designated locations specified by TTE.

HUE也保证会在 TTE 指定的地点代为安装，测试，及完成所有安全机制的检验。

8.	For the above services upon the delivery of the H2 generator, TTE will pay round trip tickets (economy class) between Taiwan and the installation location in the U. S. , plus room and board for one week for Dr. Chang plus three engineers(total 4 people) to ensure the proper operating status is achieved and the training of operators is completed.

对上列的服务 TTE 将负担包括张庆昌及其他三位， 共四位技术人员的由台湾到 美

国安装地点的来回经济舱机票， 及一星期的吃住费用。

9.	TTE and HUE will engage discussions on the terms and conditions of further cooperation while the machine is been demonstrated and come up with a mutually agreeable business model for the North American market in the near future. If no mutual agreed business model is reached, the cooperation will be based on the agency agreement signed previously between TTE and Falcon Power.

在此协议签订後， 双方会进一步讨论寻找最适合而且双方都认可的经营模式来开

发 HUE 氢能在北美洲的市场。 如找不到共识，则会以 TTE 与Falcon Power.

所签订的代理商合约为准。

10.	TTE and HUE will work jointly to develop a hydrogen generator to work with TTE’s engine for power generating and automotive applications in the near future, the terms and conditions will be discussed at a later date.

TTE 与 HUE 会在不久的未来讨论合作开发能与 TTE 公司引擎配合的制氢机来应用

在发电及车辆上， 用共同开发的制氢加上引擎技术最终目标为生产最节能坏保的

发电机与车辆动力系统 。

Agreed and accepted on this 10th day of June, 2011 by:

在2011年6月10日，同意并接受此协议，双方签署如下：

/s/ Michael H. Rouse	/s/ Dr. Ching-Chang Chang
Michael H. Rouse, CEO (TTE)	Dr. Ching-Chang Chang, president (HUE)